Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS FIRST AMENDMENT dated as of March 30, 2016 (this “Amendment”) to that certain Asset Purchase Agreement, dated as of January 22, 2016, is entered into by and among Quicksilver Resources Inc., a Delaware corporation (the “Company”), Cowtown Gas Processing L.P., a Texas limited partnership (“Cowtown Gas Processing”), and Cowtown Pipeline L.P., a Texas limited partnership (“Cowtown Pipeline” and together with the Company and Cowtown Gas Processing, each a “Seller”, and collectively, the “Sellers”), and BlueStone Natural Resources II, LLC, a Delaware limited liability company (“Buyer”). Sellers and Buyer are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.
RECITALS
A.Sellers and Buyer are parties to that certain Asset Purchase Agreement, dated as of January 22, 2016 (the “Purchase Agreement”).
B.Sellers and Buyer desire, subject to the terms and conditions hereof, to amend the Purchase Agreement in the respects, but only in the respects, hereinafter set forth, and to enter into the other agreements set forth herein related thereto.
C.Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement, as amended by this Amendment, unless herein defined or the context shall otherwise require.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

SECTION 1.	AMENDMENTS.
Section 1.1    Amendment to Section 11.1(a)(iii). Section 11.1(a)(iii) of the Purchase Agreement is hereby amended by replacing the date “March 31, 2016” with the date “April 15, 2016”.

SECTION 2.	MISCELLANEOUS.
Section 2.1    Ratification. Each Party hereby consents to this Amendment and acknowledges and agrees that, except as expressly set forth in this Amendment, the terms, provisions and conditions of the Purchase Agreement and the other Transaction Documents are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.
Section 2.2    No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Party under the Purchase Agreement or any other Transaction Document, nor shall the entering into of this Amendment preclude any Party from refusing to enter into any further amendments with respect to the Purchase Agreement or any other Transaction Document. Other than as expressly provided herein, and without limiting the generality of the provisions of Section 13.5 of the Purchase Agreement, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Purchase Agreement or any other Transaction Document or of the occurrence or continuance of any present or future breach thereunder.
Section 2.3    Headings; Interpretation. The headings in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Each reference to “herein,” “hereinafter,” “hereof,” and “hereunder” and each other similar reference contained in the Purchase Agreement, each reference to “this Agreement” and each other similar reference contained in the Purchase Agreement and each reference contained in this Amendment to the “Agreement” shall on and after the date of this Amendment refer to the Purchase Agreement as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the date of this Amendment may refer to the Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Purchase Agreement as amended by this Amendment unless the context otherwise requires. As used in this Amendment, the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. All words used in this Amendment will be construed to be of such gender or number as the circumstances require. The recitals to this Amendment and all Schedules and Annexes attached hereto or referred to herein are hereby incorporated in and made a part of this Amendment as if set forth herein.
Section 2.4    Complete Agreement. The Purchase Agreement, as amended by this Amendment, the Transaction Documents and all other certificates, documents or instruments executed under the Purchase Agreement, as amended by this Amendment, or such other Transaction Documents, together with the Schedules, Annexes and Exhibits hereto and thereto, constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter of the Purchase Agreement, as amended by this Amendment; there are no conditions to this Amendment that are not expressly stated in this Amendment.
Section 2.5    Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Purchase Agreement in Section 13.6 of the Purchase Agreement.
Section 2.6    Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver. The provisions of Section 13.11 of the Purchase Agreement shall govern and apply to this Amendment, mutatis mutandis.
Section 2.7    Time of the Essence. Time shall be of the essence with respect to all time periods set forth in this Amendment.

Section 2.8    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and .pdf signatures shall be deemed originals for all purposes.
Section 2.9    Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Amendment shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in, and only in, the applicable jurisdiction.
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.
QUICKSILVER RESOURCES INC.

By:     /s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

COWTOWN GAS PROCESSING, L.P.,
By: COWTOWN PIPELINE MANAGEMENT, INC.,
its General Partner

By:     /s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

COWTOWN PIPELINE, L.P.
By: COWTOWN PIPELINE MANAGEMENT, INC.,
its General Partner

By:     /s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

BLUESTONE NATURAL RESOURCES II, LLC

By:     /s/ John Redmond
John Redmond
President and Chief Executive Officer

Signature Page to First Amendment to Asset Purchase Agreement